Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 22, 2013

Pfizer Inc.

235 East 42nd Street

New York, New York 10017-5755

Zoetis Inc.

5 Giralda Farms

Madison, New Jersey 07940

Re:	Zoetis Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Pfizer Inc., a Delaware corporation (“Pfizer”), in connection with the registration statement on Form S-4 (the “Registration Statement”) of Zoetis Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on May 22, 2013 with respect to the offer (the “Exchange Offer”) by Pfizer to holders of shares of its outstanding common stock, par value $0.05 per share (“Pfizer Common Stock”), to exchange up to 400,985,000 shares of Class A common stock, par value $0.01 per share, of the Company (the “Shares”), for shares of Pfizer Common Stock, as described in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the exhibits thereto, (ii) the Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on February 6, 2013 (the “Certificate of Incorporation”); (iii) the Amended and Restated By-laws of the Company, effective as of February 6, 2013; (iv) confirmation of the shares of Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock”), held in book-entry form on the Company’s share register; (v) certain resolutions of the Board of Directors of the Company relating to the adoption of the Certificate of Incorporation, the issuance of Class B Common Stock to Pfizer, Pfizer’s plan to convert some or all of the shares of Class B Common Stock and

Zoetis Inc.

May 22, 2013

the Company’s issuance of the Shares upon such conversion (the “Conversion”) and related matters; and (vi) certain resolutions of Pfizer, as the sole stockholder of the Company, relating to the adoption of the Certificate of Incorporation and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, Pfizer and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Shares will be duly credited by book-entry to the account of Pfizer by the transfer agent and registrar for the Class A Common Stock and Class B Common Stock and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, Pfizer and others and of public officials.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than Delaware corporate law, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when the Shares have been issued to Pfizer upon the Conversion in accordance with the terms of the Certificate of Incorporation, such Shares will have been duly authorized by all requisite corporate action on the part of the Company and will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP